Exhibit (n)

Consents of Independent Auditors and

Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 13 to Registration Statement No. 333-233986 on Form N-6 of our report dated March 30, 2026, relating to the statutory basis financial statements of Ameritas Life Insurance Corp. appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading "Financial Statements" in such Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
May 14, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 13 to Registration Statement No. 333-233986 on Form N-6 of our report dated March 19, 2026, relating to the financial statements and financial highlights of the subaccounts of Ameritas Variable Separate Account V appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading "Financial Statements" in such Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
May 14, 2026